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                                                                Exhibit a.I.(16)

                               ECLIPSE FUNDS INC.

                              ARTICLES OF AMENDMENT

      Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: On December 16, 2003, the Board of Directors of the Corporation adopted a resolution amending the charter of the Corporation (the "Charter") to change the name of certain series and classes of stock of the Corporation ("Funds") as follows:

     Name of Series        Name of Class      New Series Name      Name of Class
------------------------   -------------   ---------------------   -------------
MainStay Intermediate         Service      MainStay Intermediate     Class A
Term Bond Fund                             Term Bond Fund
MainStay Indexed Bond         Service      MainStay Indexed Bond     Class A
Fund                                       Fund
MainStay S&P 500 Index        Service      MainStay S&P 500 Index    Class A
Fund                                       Fund
MainStay Asset Manager        Service      MainStay Asset Manager    Class A
Fund                                       Fund
MainStay Short Term Bond      Service      MainStay Short Term       Class A
Fund                                       Bond Fund
MainStay All Cap Value        Service      MainStay All Cap Value    Class A
Fund                                       Fund
MainStay All Cap Growth       Service      MainStay All Cap Growth   Class A
Fund                                       Fund
MainStay Mid Cap Core         Service      MainStay Mid Cap Core     Class A
Fund                                       Fund

      The preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of the Funds, as set forth in the Charter, are not changed by these Articles of Amendment.

      SECOND: The Amendment to the Charter as hereinabove set forth is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders, and has been duly advised and approved by a majority of the entire Board of Directors.

      THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and attested to by its Assistant Secretary on January 8, 2004.

ATTEST:                                 ECLIPSE FUNDS INC.

  /s/ Michael Hession                   By:   /s/ Stephen Roussin
------------------------                    ----------------------
Michael Hession                                Stephen C. Roussin
Assistant Secretary                            President

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